Exhibit 99.1

Contact information:

Todd Robinson

Interim Chief Financial Officer

Renewable Energy Group

todd.robinson@regi.com

(515) 239-8048

Renewable Energy Group Announces Proposed Public Offering of Common Stock

AMES, Iowa – March 16, 2021 - Renewable Energy Group, Inc. (“REG”) (NASDAQ: REGI) today announced that it has commenced an underwritten public offering of 4,500,000 shares of its common stock.

All of the shares are being offered by REG. In addition, REG expects to grant the underwriters a 30-day option to purchase up to an additional 675,000 shares of its common stock at the public offering price, less underwriting discounts and commissions. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

REG intends to use the net proceeds from this offering for working capital and other general corporate purposes, which may include the repayment of existing indebtedness and the funding of capital expenditures, including capital expenditures related to the expansion of the Geismar, Louisiana biorefinery. REG may also use a portion of the net proceeds from this offering to finance potential strategic transactions, although it currently has no binding commitments or agreements to complete any such transaction.

Credit Suisse, BofA Securities, and Guggenheim Securities are acting as joint book-running managers for the offering and Piper Sandler and Roth Capital Partners are acting as co-managers.

The shares will be issued pursuant to a shelf registration statement previously filed with and subsequently declared effective by the Securities and Exchange Commission (“SEC”). A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website. A copy of the preliminary prospectus supplement and accompanying prospectus relating to the offering, when available, may be obtained by contacting: Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, NC 27560, by telephone at (800) 221-1037, or by email at usa.prospectus@credit-suisse.com; BofA Securities, Attention: Prospectus Department, NC1-004-03-43, 200 North College Street, 3rd Floor,

Charlotte, North Carolina 28255-0001 or by email at dg.prospectus_requests@bofa.com; Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, New York, NY 10017, by telephone at (212) 518-9544 or by email at GSEquityProspectusDelivery@guggenheimpartners.com.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

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About Renewable Energy Group

Renewable Energy Group, Inc. (NASDAQ: REGI) is leading the energy industry’s transition to sustainability by transforming renewable resources into high-quality, cleaner fuels. REG is an international producer of cleaner fuels and North America’s largest producer of biodiesel. REG solutions are alternatives for petroleum diesel and produce significantly lower carbon emissions. REG utilizes an integrated procurement, distribution and logistics network to operate 12 biorefineries in the U.S. and Europe. In 2020, REG produced 519 million gallons of cleaner fuel delivering 4.2 million metric tons of carbon reduction. REG is meeting the growing global demand for lower-carbon fuels and leading the way to a more sustainable future.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the size of the proposed public offering, expectations with respect to granting the underwriters an option to purchase additional shares, and intentions with respect to the use of net proceeds from the proposed offering. These forward-looking statements are based on current expectations and assumptions, are subject to change, and actual results may differ materially. Factors that could cause actual results to differ materially include those relating to completion of the public offering on anticipated terms or at all, market conditions, satisfaction of conditions to closing of the proposed offering, REG’s ability to obtain additional or alternative financing to fund its capital expenditures, the fact that REG’s management will have broad discretion in the use of the net proceeds from the offering and other risks described in REG’s annual report on Form 10-K for the year ended December 31, 2020 and from time to time in REG’s other periodic filings with the SEC. All forward-looking statements are made as of the date of this press release and REG does not undertake to update any forward-looking statements based on new developments or changes in our expectations.